Exhibit 16.1

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

March 15, 2002


Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated March 15, 2002 of Kerr-McGee Corporation filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


(ARTHUR ANDERSEN LLP)
ARTHUR ANDERSEN LLP



cc: Mr. Robert M. Wohleber, Senior Vice President and Chief Financial Officer, Kerr-McGee